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                                                                  EXHIBIT 10.25


                                     BYLAWS

                                       OF

                              WorldMark, The Club

A California Nonprofit Mutual Benefit Corporation

Adopted August 3, 1989 and Amended and Restated December 2, 1994.

                                    Contents

Bylaw/Section               Title                                          Page
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
 1:     IDENTIFICATION AND PURPOSE ....................................     2

        1.1  Name .....................................................     2
        1.2  Purpose ..................................................     2

 2:     DEFINITIONS ...................................................     2

 3:     MEMBERS .......................................................     3

        3.1  Joint Membership .........................................     3
        3.2  Voting ...................................................     3
        3.3  Meetings .................................................     6
        3.4  Discipline ...............................................     7
        3.5  Transfer of Membership ...................................     7

 4:     BOARD OF DIRECTORS ............................................     8

        4.1  Powers and Duties ........................................     8
        4.2  Number ...................................................    10
        4.3  Qualification ............................................    10
        4.4  Election and Removal .....................................    10
        4.5  Meetings .................................................    12
        4.6  Action Without Meeting ...................................    13

 5:     OFFICERS ......................................................    13

        5.1  Election/Term ............................................    13
        5.2  Qualifications ...........................................    14
        5.3  Removal/Resignation ......................................    14
        5.4  Offices ..................................................    14

 6:     ASSESSMENTS AND SPECIAL CHARGES ...............................    15

        6.1  Annual Assessments And Bonus Time Fee ....................    15
        6.2  Special Assessments ......................................    16
        6.3  Statement ................................................    17
        6.4  Payment ..................................................    17
        6.5  Late Charges/Costs .......................................    17
        6.6  Suspensions ..............................................    17

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
Bylaw/Section               Title                                          Page
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
        6.7  Lien/Foreclosure .........................................    18
        6.8  Disposition of Funds .....................................    18
        6.9  Statement of Charges .....................................    18

 7:     RECORDS AND REPORTS ...........................................    18

        7.1  Inspections ..............................................    18
        7.2  Accountings and Reports ..................................    19
        7.3  Audit ....................................................    21

 8:     INSURANCE .....................................................    21

        8.1  Generally ................................................    21
        8.2  Policies .................................................    21

 9:     GENERAL BYLAWS ................................................    22

        9.1  Principal Office .........................................    22
        9.2  Liability of Agents ......................................    22
        9.3  Indemnification ..........................................    23
        9.4  Distributions ............................................    23
        9.5  Dissolution ..............................................    23
        9.6  Amendments ...............................................    23
        9.7  Master Association .......................................    24

10:     CERTIFICATION .................................................    24

1:      IDENTIFICATION AND PURPOSES

        1.1 Name. The name of this corporation is WorldMark, The Club, a California nonprofit mutual benefit corporation ("Club").

        1.2 Purpose. The Club is formed and shall be operated to own, lease, care for, maintain, operate and manage the real property and Improvements thereon and personal property therein or which it owns, wherever located, which has been dedicated to the WorldMark, The Club VACATION OWNER PROGRAM by a Declaration recorded by TRENDWEST RESORTS, INC. ("DECLARANT"), an Oregon corporation.


2:      DEFINITIONS.  Unless the context otherwise requires, the Definitions set forth in the DECLARATION OF VACATION OWNER PROGRAM (WorldMark, The Club - OTTER CREST) as may be amended from time to time ("Declaration"), are hereby adopted as the definitions herein. The Declaration was originally recorded September 6, 1989, in Microfilm Volume 209, Page 141, Official Records, Lincoln County, Oregon. A substantially similar Declaration shall be recorded in each county, and shall describe each Resort, where the Club owns or

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leases real property subject to the Vacation Owner Programs and Club
Memberships. The provisions of recorded Declarations shall have priority over the Bylaws, and inconsistent provisions among various Declarations shall be resolved in favor of the most restrictive provision on the Club or Declarant and/or the most favorable provision for protecting the Members.

3:      MEMBERS.  Members and Memberships are defined in the Declaration. The rights, powers and duties of Members are more fully described in these Bylaws.

        3.1 Joint Membership. When two (2) or more persons jointly hold a membership, any proxy, ballot or communication which requires the signature of a Member, must be signed by all such persons or their agent designated on the books of the Club. All such persons may attend meetings, but no vote of such Membership shall be cast without the unanimous consent of all persons present at such meeting holding such Membership unless cast by their designated agent. In the event joint holders of a Membership cannot agree among themselves how their vote shall be cast, their vote shall be lost.

        3.2 Voting. Each Membership carries the power to vote in the Club from and after the commencement of assessments on the Membership. Except as otherwise provided by law, only Members in whose names Memberships entitled to vote stand on the records of the Club on the record date for voting purposes, as provided herein, and Declarant (except as otherwise specifically excluded), shall be entitled to vote at any meeting or by written ballot without a meeting. Such vote may be by voice or by ballot; provided, however, that an election for directors must be by written ballot.

                3.2(a)  Two Classes of Members.  There are two (2) classes of
Members:

                        (i) Class A. Class A Members hold Memberships primarily for occupancy or personal use, and are entitled to one (1) vote for the Basic Membership and one (1) vote for each additional increment of Vacation Credits owned which equals the number of Vacation Credits in the Basic Membership.

                        (ii) Class B. Declarant is a Class B Member, and shall be entitled to one (1) vote for each Membership held which is authorized for sale by a Final Subdivision Public Report by the California Department of Real Estate or by a similar document in a state where the Vacation Owner Program is registered for sale. Class B shall become Class A as soon as the Voting Power of Class B falls below twenty percent (20%) of the total Voting Power.



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                3.2(b)  Membership Approval.  A requirement in the Articles,
Bylaws, or Declaration for approval of the Members, of the Membership, or of the Voting Power means the affirmative vote or written assent of a majority of the votes represented at a meeting, or cast in an election by written ballot, where a quorum is represented or responds, respectively, unless a different number or portion is specifically prescribed. The required portion of affirmative vote shall be from:

                        (i) each class of Voting Power if there is more than one class; or

                        (ii) if there is only one class of Voting Power, from Voting Power residing in Members other than Declarant and from the total Voting Power.

                3.2(c) Voting Without a Meeting. Any matter or issue requiring the vote of the Members may be submitted for vote by written ballot without a meeting of the Members.

                        (i) Decision. the determination to conduct an election in this fashion shall be made by a majority of the Board or by Members having ten percent (10%) of the total Voting Power signing a written request and delivering same to the Secretary.

                        (ii) Ballot. The officers shall thereupon distribute a written ballot to every Member entitled to vote on the matter. Such ballot shall set forth the proposed action or actions, provide an opportunity to specify approval or disapproval of any proposal, provide that the votes shall be cast as specified, and provide a reasonable time, not less than twenty (20) nor more than sixty (60) days after distribution, within which to return the ballot to the Club. A written ballot may not be revoked.

                        (iii) Solicitation. All solicitations shall indicate the number of responses needed to meet the quorum requirement, the percentage of approvals necessary to pass the measure submitted, and the time by which the ballot must be received in order to be counted.

                        (iv) Procedure. Distribution of ballots and solicitations shall be in the same manner as specified herein for notice of meetings. Approval by written ballot pursuant to this section shall be valid only when the number of votes cast by ballot within the time period specified equals or exceeds the quorum required to be present at a meeting authorizing the action, and the number of approvals equals or exceeds the number of votes that would be required to approve at a meeting at which the total number of votes cast was the same as the number of votes cast by ballot. Counsel or the accountants for the Club shall be retained to supervise the secrecy and control of the election, if deemed necessary by the Board or if requested by the Members requesting


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the election. Upon tabulation of the ballots, the Board shall promptly notify the Members of the outcome of the election or that insufficient votes to constitute a quorum were cast.

                3.2(d) Proxies. Every Member entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such Member or his duly authorized agent and filed with the Secretary of the Club; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no event shall exceed three (3) years from the date of its execution. A proxy must provide an opportunity for the Member to specify approval or disapproval of the matters described therein and specifically name the persons to whom the proxy is to be given. A proxy shall be valid as to the following matters only if the general nature of the matter is described in the proxy: removal of director or filling a vacancy on the Board, approving transactions involving directors, amending proxy rights, amending the Articles, selling substantially all Club assets, mergers, dissolution and distributions.

                3.2(e) Record Date. The Board may fix a time in the future as a record date for the determination of the Members entitled to notice of and to vote at any meeting of Members or on any action without a meeting. The record date so fixed shall be not more than sixty (60) nor less than thirty (30) days prior to the date of the meeting or such action. When a record date is so fixed, only Members of record on that date shall be entitled to notice of and to vote at the meeting, notwithstanding any transfer of Memberships on the books of the Club after the record date.

                3.2(f) Quorum. The presence or participation in person, by written ballot, and/or by proxy of the holders of fifteen (15) percent of the Voting Power, excluding Declarant, shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present shall be deemed to constitute a quorum until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum. Every act or decision done or made by a majority of Voting Power voting on an issue at a meeting duly held at which a quorum is present shall be deemed the act of the Membership unless a greater number of proportion is specifically required. In the absence of a quorum no business shall be conducted, and the meeting shall be adjourned by the presiding officer without rescheduling it. If less than one-third of the total Voting Power is in attendance or represented at a meeting, only those matters described in the notice of the meeting may be voted upon by the Members.


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        3.3     Meetings.

                3.3(a) Place. Any meeting of the Members shall be held at a suitable location that is readily accessible at reasonable cost to the largest possible number of members, as determined by resolution of the Board.

                3.3(b) Annual Meeting. The annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the Members, shall be held on the third Thursday of October each year at 7:00 p.m.

                The first annual meeting of the Members shall be held not later than one (1) year after the first closing of the sale of a Membership.

                3.3(c) Special Meetings. Special Meetings of the Members for any lawful purpose and at any time, shall be scheduled in response to a call by the President, by the Board, or upon receipt of a written request signed by Members holding five percent (5%) of the Voting Power held by Members other than Declarant. Such meetings must be duly noticed and held not less than thirty-five (35) days nor more than ninety (90) days after request therefor is received by the President or Secretary. If notice is not given by the Secretary within twenty (20) days of such receipt by the Club of a request for special meeting, then the person(s) requesting the meeting may give notice.

                3.3(d) Notice. Written notice of each meeting of the Members shall be given to each Member who, on the record date for notice of the meeting, is entitled to vote thereat, either by personal delivery, by first class mail or other means of written communication, charges prepaid, addressed to such Member at his record address appearing on the books of the Club, or given to the Club by the Member for notice purposes. All such notices shall (i) be sent to each Member entitled thereto not less than thirty (30) and not more than ninety (90) days before the subject meeting; (ii) specify the place, the date and the time of such meeting; (iii) provide a brief statement of the matters which the Board intends to present or believes that others will present for consideration by the Members; and (iv) provide the name, address and a brief biographical sketch of each person who has announced the intention to stand for election to the Board.

                3.3(e) Consent of Absentees. Any defects in the call, notice, time or location of a meeting, shall not affect the validity of transactions at the meeting which are otherwise valid, if a quorum is present, either in person or by proxy, and if each Member entitled to vote, not present in person or by proxy, signs a written approval of the minutes. Such approvals shall be made a part of the minutes of the meeting. Nothing in this Subsection shall be construed as requiring the consent of absentees to




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transactions at a properly called, noticed and held meeting at which a quorum is present.

                        3.3(f) Adjourned Meetings. Any Members' meeting, annual or special, if a quorum is present, may be adjourned from time to time by the vote of a majority of the Voting Power present in person or by proxy. When
(i) any Members' meeting is adjourned for not less than five (5) days and not more than thirty (30) days, (ii) announcement of the time and place of the adjourned meeting is made prior to adjournment, and (iii) there is no change in the record date, then no additional notice need be given. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

                3.4 Discipline. The Board shall establish uniform fines and temporary suspensions which shall be imposed for violation of the Articles, Declaration, Bylaws or Rules. Determination of responsibility, such as for maintenance or repairs of damage, or determination of what constitutes a nuisance, shall be only by the following procedures, or by a court or arbitration proceeding. Violations may be determined and penalties imposed only after thirty (30) days' written notice to the offending Member served personally or by mail, first class postage prepaid, return receipt requested, mailed to the latest address for such Member shown on the Club records, specifying the possible action and the alleged reasons therefor, and an opportunity for the Member to be heard before a quorum of the Board at least five (5) days before the effective date of any possible action.

                3.5 Transfer of Membership. Transfer or abandonment of the Membership does not relieve Member of Member's obligations under the Governing Documents, unless Club agrees to the transfer or terminates the Membership. A Membership may be transferred entirely or partially if the following conditions are fulfilled as to such Membership in a manner reasonably satisfactory to
Club:

                        3.5(a) Fee. A transfer fee of a reasonable amount has been paid to Club;

                        3.5(b) Current. All payments for charges due Club are current;

                        3.5(c) Credits. The Membership transferred and the Membership retained, if any, must each include enough Vacation Credits to be a Basic Membership at the then current requirement; and

                        3.5(d) Qualifications. The transferee must satisfy all qualifications of a member and Club's reasonable credit requirements. Absent written objection by Club specifying the reasons therefor, approval shall be deemed given 15 days following


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receipt by Club of an application for transfer and the proposed transferee's credit information.

4:      BOARD OF DIRECTORS

        4.1 Powers and Duties. Subject to the provisions of the Articles, the Declaration, these Bylaws, and the laws of California, all corporate powers of the Club shall be exercised by or under the authority of, and the business and affairs of the Club shall be controlled by, the Board.

                4.1(a) Responsibilities. Without prejudice to its general powers, but subject to the same limitations, the Board shall have the power and responsibility to perform the following duties:

                        (i) Officers and Agents. To select all officers, agents and employees of the Club and prescribe powers and duties for them; and to delegate authority to a managing agent to carry out duties and obligations as set forth in a written management agreement;

                        (ii) Management. To conduct, manage and control the affairs and business of the Club, including contracting for such insurance, goods, services, professional management, legal and accounting services as is required by the Declaration, Articles or these Bylaws, provided that any management agreement (A) shall not exceed a term of three (3) years, (B) shall be automatically renewed annually after expiration of the first term unless renewal is denied by a majority of the Voting Power residing in Members other than Declarant and sixty (60) days written notice is given of the intent not to renew; (C) may be terminated for cause by the Board at any time, subject to arbitration if requested by managing agent;

                        (iii) Rules. To promulgate rules and regulations regarding conduct of Club business, behavior of members and guests, and use of the Resorts, including, but not limited to, the following subjects: (A) length of stay; (B) frequency of use; (C) reservations; (D) number of occupants and guests and fees; (E) provision for the rental of Resorts by Club to non-members when not in use by Members; (F) charges for use of specific facilities; (G) personal conduct and behavior; (H) check-out times; (I) care and maintenance of Units and facilities.

                        (iv) Places. To prescribe the location of the principal office for the transaction of the business of the Club and to designate the place for the holding of any Members meeting pursuant to Bylaw 3.3(a) or Board meeting (Board meetings shall ordinarily be at the principal office);


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                        (v)     Enforcement and Discipline. To enforce the
Articles, Declaration, Bylaws, Rules, and any other instruments affecting Membership, management and control of the Resorts; and to initiate and execute disciplinary proceedings against Members for violation of the Articles, Declaration, Bylaws or Rules, in accordance with the "Discipline" section of these Bylaws.

                        (vi) Payments. To pay any taxes, assessments or charges which are or could become a lien on Club Property; and

                        (vii) Maintenance. To provide for maintenance of the Resorts including all Improvements and Club personal property, except to the extent another entity has the duty of maintenance.

                4.1(b) Discretionary Powers. In addition to the foregoing mandatory duties, the Board shall have the power to:

                        (i) Remove officers, agents or employees of the Club, with or without cause;

                        (ii) Change the location of the principal office of the Club;

                        (iii) Appoint committees composed of Members to assist it in its duties; and

                        (iv) Prescribe reasonable fees for use of specific Club property which is individual-use intensive and not normally furnished with a Unit as part of the Common Furnishings.

                4.1(c) Limitation of Powers. The Board must obtain the approval of a majority of the Voting Power of Members other than the Declarant for taking any of the following actions:

                        (i) Contracts. Entering into a contract with a third person for goods or services for a term greater than one (1) year, except
(a) a contract with a public utility for the shortest possible term and at rates regulated by a public utilities commission; or (b) a contract for casualty and/or liability insurance not to exceed three (3) years and which allows short rate cancellation by the insured; or (c) five-year or shorter contracts or leases for the following (so long as the lessor or provider is not an entity in which Declarant or Manager has a direct or indirect interest of ten percent (10%) or more): (1) Common Furnishings; (2) laundry room fixtures and equipment; (3) cable or satellite TV equipment or services; (4) alarm services or equipment; and/or (5) access to an exchange program by Members electing to participate therein.


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                        (ii)    Compensating directors or officers other than
reimbursements for expenses incurred in pursuing the business of the Club;

                        (iii) Capital Expenses. Incurring during any fiscal year aggregate capital expenditures in excess of five percent (5%) of the budgeted gross expenses of the Club for that year; or

                        (iv) Selling during any fiscal year property of the Club having an aggregate fair market value in excess of five percent (5%) of the budgeted gross expenses of the Club for that year.

        4.2     Number. There shall be five (5) directors of the Club.

        4.3 Qualification. After conversion of Class B Memberships to Class A Memberships all directors must be Members of the Club.

        4.4 Election and Removal. Directors shall be chosen, hold office and be removed as follows:

                4.4(a) Election. The first Directors shall be those individuals named by the incorporator or their successors determined pursuant to this Bylaw. Thereafter, Directors shall be elected at each annual meeting of the Members to fill each vacancy created by the expiration of a Director's term. If for any reason any such annual meeting is not held, or not all the authorized number of directors are elected thereat, or it is necessary for the Members to fill a vacancy on the Board, directors may be elected at any special meeting of Members held for that purpose.

                4.4(b) Nomination. The Board shall prescribe reasonable procedures and opportunities for nomination of directors, communication by nominees with the Members as to qualifications and reasons for candidacy and solicitation of votes, and for elections.

                4.4(c) Cumulative Voting. Every Member entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such Member is entitled, or to distribute his votes on the same principle among as many candidates as he thinks fit, provided that:

                        (i) To receive cumulative votes, a candidate's name must be placed in nomination prior to the voting, and

                        (ii) To cast cumulative votes, a Member, or any other Member, must have given notice, at the meeting and prior to the voting, of his intention to cumulate his votes.


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        The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Provided, however, that at least one (1) director shall be elected solely by the votes of Class A Members so long as the Declarant holds a majority of the Voting Power, or so long as there are two classes of Membership. The ballots from Class A Members shall be deposited and counted separately.

        4.4(d) Term of Office. Terms of office for Directors shall be two years. The terms of two Directors will expire in even-numbered years and the terms of three Directors will expire in odd-numbered years. Terms shall begin at the conclusion of the meeting at which Directors are elected, and expire at the conclusion of the annual meeting approximately two years later at which Directors are voted upon. Provided, however, the two Directors who receive the lowest number of votes at the 1991 annual meeting shall serve only until the 1992 annual meeting.

        4.4(e)  Vacancies.

                (i) Causes. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if at any annual or special meeting of Members at which any director or directors are to be elected, the Members fail to elect the full authorized number of directors to be elected at that meeting, or if a vacancy is declared by the Board for any reason permitted by law.

                (ii) Filling. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, or by the Members; provided, however, that a vacancy on the Board created by the removal of a director can only be filled by the Members. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the Members shall have power to elect a successor, pursuant to the provisions, hereof, to take office when the resignation is to become effective. Each director so elected shall hold office for the remainder of the term of the position to which he was elected.

        4.4(f) Removal. The Board may remove a director who has been declared of unsound mind by a final court order or convicted of a felony while in office. Removal for any other reason must be approved by a majority of the Members; provided, however, that unless the entire Board is removed, a director may not be removed prior to the expiration of his term if the votes cast against his removal, or not consenting in writing to such removal, would be sufficient to elect him by cumulative voting at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the subject director's most recent election were then being elected.

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A director elected solely by the votes of Members other than the Declarant shall not be removed other than by the affirmative vote of a majority of the Voting Power of Members other than Declarant. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

        4.5     Meetings.

                4.5(a) Regular Meetings. Immediately following each annual meeting of Members, the Board shall hold an annual regular meeting for the purpose of organization, election of officers, and the transaction of other business. The Board shall also hold a regular meeting approximately six (6) months from such annual meeting, and more often if deemed necessary.

                4.5(b) Special Meetings. Special meetings of the Board may be held at any time, at a place designated by the Board in accordance with these Bylaws, upon call by the President, by any Vice President, by the Secretary, or by any two (2) directors.

                4.5(c) Notice. Written notice of the time and place of Board meetings, including notice of any special business to be considered, shall be given to each director at least thirty (30) days for regular meetings and fifteen (15) days for special meetings, prior to the meeting by personal delivery, or by first-class mail, first class postage or charges prepaid, addressed to him or her at the address as shown upon the records of the Club. Provided, however, no notice need be given to any director who signs a waiver of notice or a consent to holding the meeting. Minutes of Board Meetings shall be distributed to the Members within sixty (60) days after each meeting.

                4.5(d) Attendance. Directors may participate in any special or regular meeting, and shall be deemed present, through the use of conference or speaker telephone equipment, so long as all participants in the meeting can hear one another. Members may attend Board meetings, but may not participate in discussions or deliberations unless authorized by a majority of a quorum of the Board. The Board may, upon approval of a majority of a quorum of the Board, adjourn a meeting and reconvene in executive session to discuss and vote on personnel, litigation or similar matters, after first announcing in open session the nature of all business to be considered.

                4.5(e) Consent of Absentees. Any defects in the call, notice, time or location of a meeting, shall not affect the validity of transactions at the meeting which are otherwise valid, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written approval of the minutes thereof. All such approvals shall be made a part of the


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
minutes of the meeting. Nothing in this Subsection shall be construed as requiring the consent of absentees to transactions at a properly called, noticed and held meeting at which a quorum is present.

                        4.5(f) Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board unless a greater number be required by law or by the Articles of Declaration. A meeting at which a quorum is present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of a quorum or such greater number as may be required by law, the Articles, Bylaws or Declaration.

                        4.5(g) Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

                        4.5(h) Reimbursement. The Club shall reimburse directors for actual transportation expenses incurred and reasonable per diem payments for attendance at regular and special meetings of the Board.

                4.6 Action Without Meeting. Any action required or permitted by the Board may be taken without a meeting if all the directors shall individually or collectively consent, in writing, to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board. Such written consent shall be filed with the minutes of the proceedings of the Board. Within three (3) days after such action is adopted the Board shall give the Members an explanation of the action in the manner prescribed for giving notice of regular meetings of the Board.

5:      OFFICERS

                5.1 Election/Term. Each officer shall be elected by the Board and shall hold his office until he shall resign, shall be removed or otherwise disqualified to serve, or his successor shall be elected and take office.


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
                5.2 Qualifications. Officers, other than the President, need not be directors or Members. One person may hold two (2) or more offices, except those of President and Secretary.

                5.3 Removal/Resignation. Any officer may be removed, either with or without cause, by a majority of the Board at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice to the Board. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Removal or resignation shall not prejudice the rights of the Club or the officer under any contract of employment or the position on the Board of an officer who is also a director.

                5.4 Offices. The Club shall have the following officers, and such other officers, including one (1) or more Assistant Secretaries, as may be appointed by the Board. The duties of officers shall be as prescribed in the Articles, Declaration or Bylaws, or as assigned from time to time by the Board and, as to other officers, the President:

                        5.4(a) President. The President, who shall be chosen from the Board, shall be the chief executive officer of the Club and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Club. He shall preside at all meetings of the members and of the Board of Directors.

                        5.4(b) Vice President. In the absence or disability of the President, the Vice President shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

                        5.4(c) Secretary. The Secretary shall keep or cause to be kept, at the principal office, or at such other place as the Board may order, a book of minutes of all meetings of directors and members, or a duplicate thereof, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of Memberships present or represented at Members' meetings, and the proceedings thereof.

                        The Secretary shall keep or cause to be kept, in any form permitted by law, at the principal office or such other place as the Board may order, a Membership register, or a duplicate thereof, showing the names of the Members and their addresses, the number and date of Memberships issued, and the number and date of cancellation of Membership.

        The Secretary shall give, or cause to be given, notice of all meetings of the Members and of the Board required by these Bylaws or by law to be given, and shall keep the seal of the Club in safe custody.

                5.4(d) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Club, including accounts of its assets, liabilities, receipts, disbursements, gains or losses. The books of account shall at all times be open to inspection by any directors.

        The Chief Financial Officer shall deposit all moneys and other valuables in the name of and to the credit of the Club with such depositaries as may be designated by the Board, shall disburse the funds of the Club as may be ordered by the Board, and shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Club.

6:      ASSESSMENTS AND SPECIAL CHARGES.

        6.1 Annual Assessments. Each year the Board shall consider the current and future needs of the Club as to its operation, the operation and maintenance of the Resorts and any personal property maintained by the Club, including reasonable reserves for capital improvements and replacements, payment of taxes, and protecting and promoting the common interests of the Members pursuant to the Articles, Declaration, Bylaws and Rules, and, in light of such needs, determine the annual budget of the Club and fix by resolution the amount of annual assessments to be levied against each Membership for the coming year, based on the respective numbers of Vacation Credits held.

                6.1(a) Assessment Formula. Annual assessments shall be based on the formula given in Exhibit A attached hereto and incorporated herein, according to the following provisions.

                i) Beginning January 1, 1995 all new purchasers will pay the full amounts required by Exhibit A.

                ii) Beginning August 1, 1995, owners who purchased prior to January 1, 1995 will gradually be adjusted up to the assessment amount by annual increase of 5% or the actual rate of inflation, whichever is greater.

                iii) On August 1, 2000 all Owners will be subject to the full assessment under Exhibit A as amended herein.

                        6.1(b) Limitation. No annual assessment or Bonus Time Fee shall be increased more than the higher of the following two amounts above the annual assessment or Bonus Time Fee for the immediately preceding fiscal year: (i) five percent (5%), or (ii) the percentage increase in the U.S. Consumer Price Index for All Urban Consumers as reported by the U.S. Department of Labor, Bureau of Labor Statistics, for the calendar year immediately preceding the year for which the increase is being made. Provided, however, an increase in annual assessments due to an increase in real property taxes against Units shall be excluded from the calculation of percentage increase for applying this limitation.

                        6.1(c) Reserves. The Club shall maintain a reserve fund adequate to cover maintenance, repair and replacement of those properties, including personal property, for which the Club is responsible (excluding property for which another entity has responsibility), which are subject to major maintenance or repair or replacement on a periodic basis. Such reserves shall be funded from the periodic payments of assessments for reserves and shall be held in a separate account.

                6.2 Special Assessments. Special assessments may be levied at any time upon determination by the Board that such assessments are necessary for capital improvements or major expenses, repairs or acquisitions for which no reserves have been established or for deficiencies in such reserves, or for any purposes related to the mutual health, safety and welfare of the Members pursuant to the Articles, Declaration, Bylaws and Rules.

                        6.2(a) Limitation. Special assessments shall not be imposed without the approval of a majority of the Voting Power held by Members other than Declarant, except:

                                (i)     5%. To the extent special assessments
in the aggregate in any fiscal year do not exceed five percent (5%) of the budgeted gross expenses for that fiscal year, except as provided in subsection
(ii) below;

                                (ii)    Rebuilding. A special assessment for
the repair or rebuilding of a Unit(s), which does not exceed ten percent (10%) of the budgeted gross expenses for the fiscal year in which the special assessment is imposed; and/or

                                (iii)   Reimbursements. A special assessment
against a Member(s) for reimbursing the Club for costs of bringing such Member(s) into compliance with the Governing Documents.

                        6.2(b) Form of Levy. Special assessments shall be levied upon the same basis as annual assessments, except special charges levied against less than all the Members for reimbursement to the Club, fines, or remedies for violation of the Governing Documents.

                6.3 Statement. The Secretary shall mail to each Member, first class postage prepaid, at such Member's record address, a written statement of each annual assessments or special assessment or special charges at least thirty (30) days prior to the date such assessment or charge shall become due and payable. Such statement shall set forth:

                        6.3(a) Amount of the installment or payment of assessments, fines or charges due from that Member;

                        6.3(b)  Date such payment or installment is due;

                        6.3(c) Date such payment or installment becomes delinquent (thirty (30) days past due);

                        6.3(d)  Where and to whom payment is to be made;

                        6.3(e)  Purpose for the charge or levy; and

                        6.3(f) Dates when late charges and interest begin to accrue (ten (10) days past due), when Membership rights will be suspended as to annual assessments and special assessments (thirty (30) days past due), and when collection costs and attorneys' fees must be paid (thirty (30) days past due).

                6.4 Payment. All such assessments shall be paid to the Club or its designated agent for collection in lawful money of the United States, on or before the date or period established by the Board pursuant to the resolution adopted by the Board fixing the amount of such. Annual assessments shall be paid in such periodic payments as the Board shall prescribe.

                6.5 Late Charges/Costs. Any such assessment not paid within ten (10) days of its due date, shall be subject to the following: (a) a late charge in the amount of five dollars ($5.00) to compensate the Club generally for the added cost of collection, plus (b) interest at the rate of nine percent (9%) per annum on any such unpaid installment, which interest shall accrue from the tenth day after the due date. A late charge may be imposed only once for a particular payment. A Member shall also be liable to the Club for actual costs and attorney fees incurred in collecting assessments not paid within thirty
(30) days of when due.

                6.6 Suspensions. The Club shall not transfer a Membership on its books, or allow the exercise of any rights or privileges of Membership on account thereof by any Member or any person claiming under him, unless and until all delinquent annual assessments and special assessments to which such Membership is subject are paid, provided the procedures of Bylaw 3.4 regarding "Discipline" have been followed.

        6.7 Lien/Foreclosure. The Board shall enforce collection of assessments by suit at law, by foreclosure of the lien rights, or by exercise of the power of sale established in the Declaration.

        6.8 Disposition of Funds. The funds arising from assessments, insofar as possible, shall be applied toward the payment of expenses pursuant to the annual budget adopted by the Board. Excess assessments, after making allowance for budgeted reserves for replacement, may be returned to the Members on an equitable basis or held in trust for future budgeted needs.

        6.9 Statement of Charges. The Board, on not less than twenty (20) days prior written request, shall execute, acknowledge and deliver to the party making such request, a written statement whether or not to the knowledge of the Club, a particular Member is in default as to his assessments, and disclosing the amount of delinquent assessments, late charges, attorneys fees and other penalties assessed against such Member's Membership, and further stating the dates to which installments of assessments, have been paid as to his Membership. Any such certificate may be relied on by any prospective purchaser or mortgagee of the Membership, but reliance on such certificate may not extend to any default not involving the payment of assessments of which the signer had no actual knowledge. The Club may charge a fee reasonably related to the cost of preparing such statement.

7:      RECORDS AND REPORTS

        7.1     Inspections.

                7.1(a) Members. The Articles, Bylaws, Declaration, Rules, Membership register (including mailing addresses and telephone numbers) or duplicate Membership register, the books of account and minutes of proceedings of the Members, the Board and any committees, and all other records of the Program maintained by the Club or its Manager, shall be made available for inspection and copying, upon written demand and reasonable notice, by any Member or his duly appointed representative, at any reasonable time and for a purpose reasonably related to his interests as a Member. The Club may restrict the use of information from the Membership register by requiring Members to sign a written agreement not to use or allow use of Membership information for commercial or other purposes not reasonably related to the affairs of the Club. An original or copy of the Articles and Bylaws, as amended to date, shall be kept at the principal office of the Club and shall be open to inspection by the Members at all reasonable times during office hours. The records shall be made available for inspection at the office where the records are maintained. Upon receipt of an authenticated written request from a Member along with the fee prescribed by the Board to defray the costs of reproduction, the

Manager or other custodian of records shall prepare and transmit to the Member a copy of any and all records requested.

                7.1(b) Directors. Each director shall have the absolute right at any reasonable time to inspect all books, records and physical properties owned or controlled by the Club, and to make copies and extracts thereof at the expense of the Club, and subject only to signing a written agreement not to use or allow use of Membership information for commercial or other purposes not reasonably related to the affairs of the Club.

                7.1(c) Rules. The Board shall establish reasonable rules regarding notice to be given the custodian of the records by a Member desiring to make an inspection, times records are available, and payment of costs of reproduction.

        7.2 Accountings and Reports. The Board shall cause to be prepared and distributed to the Members the following:

                7.2(a) Budget. A pro forma operating budget, or summary thereof, distributed not less than forty-five (45) days and not more than sixty
(60) days before the beginning of each fiscal year, containing the following:

                        (i) Estimated revenue and expenses on an accrual basis.

                        (ii) The amount of the total cash reserves of the Club currently available for replacement or major repair of the Resorts and for contingencies.

                        (iii) An itemized estimate of the (A) remaining life of; (B) the current replacement costs of; and (C) the methods of funding to defray the costs of repair, replacement or additions to; the major components of the Resorts and facilities for which the Club is responsible.

                        (iv) A general statement setting forth the procedures used by the governing body in the calculation and establishment of reserves to defray the costs of repair, replacement or additions to major components of the Resorts and facilities for which the Club is responsible.

                7.2(b) Initial Statements distributed within sixty (60) days of an accounting date which is the last day of the month closest in time to six
(6) months from the date of the first close of the sale of a Membership, which shall consist of the following:

                        (i) A balance sheet as of such accounting date; and

                        (ii) An operating statement for the period from the date of the first close of the sale of a Membership to said accounting date, which operating statement shall include a schedule of assessments received or receivable itemized by Membership number and by the name of the person or entity assessed.

                7.2(c)  Annual Report. Thereafter, within one hundred twenty
(120) days after the last day of the Club's fiscal year, an Annual Report containing the following:

                        (i) A balance sheet as of the last day of the fiscal year;

                        (ii) An operating (income) statement for the fiscal year, including amounts (and description of property) received from Declarant under a Subsidy Agreement, if any;

                        (iii) A statement of changes in financial position for the fiscal year;

                        (iv) A copy of the review of the Annual Report prepared in accordance with generally accepted accounting principles by a licensee of a State Board of Accounting or similar agency, for any fiscal year in which the gross income of the Club exceeds $75,000. Such review shall include verification of the respective and total allocations of Vacation Credits.

                        (v) A list of the names, addresses and telephone numbers of current directors;

                        (vi) A description of any transaction or series of transactions by the Club involving $40,000 or more in which a director, officer or holder of ten percent (10%) or more of the Voting Power had a direct or indirect financial interest;

                        (vii) A description of any indemnifications or advances aggregating more than $10,000 paid during the fiscal year to any officer or director of the Club; and

                        (viii) If not prepared by an independent accountant, a certificate by an authorized officer that the Annual Report was prepared from the books and records of the Club without independent audit or review.

                7.2(d) Enforcement Policies. Within sixty (60) days prior to the beginning of the fiscal year, a statement of the Club's policies and practices in enforcing its remedies against Members for defaults in the payment of regular and special assessments, including the foreclosing of liens against Memberships.

        7.3 Review. The Annual Report shall be reviewed by an independent public accountant for any fiscal year in which the gross income of the Club exceeds $75,000.

8:      INSURANCE

        8.1 Generally. Where practicable, insurance policies shall be blanket policies covering the Resorts, to the extent the Club may have exposure for liability or property loss, any properties owned or administered by the Club, activities of the Club and its employees and agents, within or without the Resorts, and any property or activities of Declarant, located within or nearby the Resorts, in which case the Club and Declarant shall each pay their proportionate share of the premium and be named co-insureds. With respect to insurance proceeds paid in connection with a loss of Club property only, the Board shall be deemed trustee of the interests of all Members in any insurance proceeds paid to it under any such policies, and shall have full power to receive and to receipt for their interest in such proceeds and to deal therewith as set forth in the Declaration and Bylaws. The limits and coverage should be reviewed at least every three (3) years.

        Every policy of insurance obtained by the Club shall contain (a) an express waiver, if applicable, of any and all rights of subrogation against Declarant, Declarant's agents and representatives, any person, firm or corporation affiliated with Declarant in the Resorts or Program, the Board and individual members of the Board, and individual Members of the Club; (b) a severability of interest endorsement, as applicable; and (c) a cross-liability endorsement, as applicable. No act or omission by a Member, unless acting in the scope of authority on behalf of the Club, will void a policy or operate as a condition to recovery under a policy by any other person.

        8.2 Policies. The Board shall obtain and maintain in force at all times the following policies of insurance:

                8.2(a) Fire and extended coverage insurance on all personal property, Structures and Improvements, including building service equipment, owned by the Club in the Resorts, insuring eighty percent (80%) of the aggregate full insurable value, meaning actual replacement value, exclusive of the cost of land, excavations, foundations and footings, from an insurance carrier designated Class VI or better in Best's Key Rating Guide, or any successor or similar guide. Such insurance shall insure the Club, shall contain a deductible clause of no more than $250, shall contain an inflation guard endorsement, and shall insure against loss or damage by fire, theft and other hazards covered by the standard extended coverage endorsement, and by sprinkler leakage, debris removal, cost of demolition, vandalism, malicious mischief, windstorm, water damage and other risks customarily insured against in similar projects.

        8.2(b) Public liability insurance, with limits of not less than Five Hundred Thousand Dollars ($500,000) per person and One Million Dollars ($1,000,000) per occurrence for personal injury, not less than One Hundred Thousand Dollars ($100,000) for property damage, and a deductible of not more than One Thousand Five Hundred Dollars ($1,500), insuring against liability for bodily injury, death and property damage, including water damage, arising from the activities of the Club or with respect to property under its jurisdiction or used for its benefit or business, such as non-owned and hired automobiles, and for such other risks as are customarily covered in similar programs.

        Liability insurance shall name as separately protected insureds the Declarant, the Club, the Board and the Members, and their representatives, members and employees, with respect to any liability arising out of the maintenance or use of any Resorts or Club Property.

        8.2(c) Workers' compensation insurance to the extent necessary to comply with any applicable laws, which shall cover the risk of all Members as well as the Club.

        8.2(d) Fidelity bond or bonds in a penal amount equal to at least the maximum amount of funds of the Club over which the principal(s) under the bond(s) may reasonably be expected to have control or access at any time, naming the members of the Board, officers, employees, any person responsible for handling funds, and such other persons as may be designated by the Board as principals, and the Club as obligee, and containing waivers of any defense based on the exclusion of persons who serve without compensation from any definition of "employee" or a similar expression.

        8.2(e) Such other insurance, including indemnity and other bonds, as the Board shall deem necessary or expedient to carry out the Club's functions as set forth in the Declaration, Articles and Bylaws.

9:      GENERAL BYLAWS

        9.1 Principal Office. The principal office of the Club shall be at such specific location as may from time to time be designated by the Board of Directors.

        9.2 Liability of Agents. No director, officers, employee, agent or representative (collectively "agent") of the Club shall be personally liable in any action or proceeding to any Member, person, or the Club for any damage, loss or prejudice suffered or claimed on account of any act, negligence, error or omission of the Club, the Board or any agent of the Club or any committee, provided that such agent has acted in good faith and without willful or intentional misconduct upon the basis of such information as may be possessed by him or available to him upon reasonable inquiry.

                9.3 Indemnification. Subject to California Corporations Code Section 7237, if any action or proceeding is brought against any agent because such person is or was an agent of the Club, then upon approval of (a) a majority of a quorum of directors who are not parties to such proceeding; (b) the Voting Power, pursuant to Bylaw 3.2(b), excluding those who are parties to such action; or (c) the court in which such action is or was pending; the Club shall indemnify such person against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding or action, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Club and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Club or that the person had reasonable cause to believe that the person's conduct was unlawful. If the Club is required to incur any cost or expense hereunder, the Club shall be entitled to levy a special assessment for the amount so expended.

                9.4 Distributions. There shall be no distribution of gains, profits or dividends to any Member except upon dissolution or upon the lawful redemption of a Membership.

                9.5 Dissolution. Upon dissolution and winding up of the Club, the Board of Directors, or trustee shall dispose of all Club assets. After payment or making provision for the payment of all liabilities of the Club, the Board of Directors or trustee shall distribute all of the remaining assets to the Members in the same proportion that the Vacation Credits held by a Member bears to the total outstanding Vacation Credits. For purposes of this Section 9.5, Declarant shall be deemed to hold the number of Vacation Credits allocable to each basic Membership held by it regardless of qualification or registration for sale to the public. If the Club or its trustee fails to liquidate the assets of the Club within one year from the date which the Club voted as the date of dissolution, then the State in which the assets are located will perform the liquidation. Each State is hereby granted a permanent and irrevocable power of attorney to perform such liquidation.

                9.6 Amendments. New Bylaws may be adopted, or these Bylaws may be amended or repealed, only by the affirmative vote or written assent of
(a) at least twenty-five percent (25%) of each Class of Voting Power, if there is more than one class; or (b) if there is only one class of Voting Power, at least twenty-five percent (25%) of Voting Power residing in Members other than Declarant along with at least twenty-five percent (25%) of the total Voting Power. Provided, however, the votes required for an amendment shall not be less than the affirmative votes required for action to be taken under the clause being affected.

                9.7 Master Association. The Board is authorized to appoint and authorize the Manager of the Club, one or more of the Directors of the Club, or a Member of the Club to represent the Club at any meeting or in an election or ballot of a Master Association to which the Property or a portion of the Property of the Club is subject, to represent the Club and vote in a manner that such authorized agent shall, in its sole discretion, deem to be in the best interest of the Club.

10.     CERTIFICATION

                I, the undersigned, do hereby certify:

                10.1 That I am the Secretary of WorldMark, The Club, a California nonprofit mutual benefit corporation.

                10.2 That the foregoing Bylaws, comprising twenty-four (24) pages, including this page, constitute the Bylaws of said corporation as duly adopted by the Incorporator on the 3rd day of August, 1989, and as amended and restated by approval of the Members pursuant to Bylaw 9.6 on December 2, 1994.

                IN WITNESS WHEREOF, I have hereunto subscribed my name this 10th day of December, 1994.


                                                   /s/  J. MICHAEL MOYER
                                                _____________________________
                                                       J. Michael Moyer
                                                           Secretary

                                   EXHIBIT A

                   Formula for Determining Annual Assessments

$ X per year for each Basic Membership of 5,000 Vacation Credits.

Plus 30.4% of $ X per year for each additional 2,500 Vacation Credits or portion thereof in the same Membership.




                                   EXHIBIT A
                         To WorldMark, The Club Bylaws